Exhibit l.1

[Letterhead of Sutherland Asbill & Brennan LLP]

May 1, 2013

Harvest Capital Credit Corporation
450 Park Avenue, Suite 500
New York, New York 10022

Re:	Harvest Capital Credit Corporation Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Harvest Capital Credit Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale of up to $57,500,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with any additional Shares that may be issued by the Company pursuant to Rule 462(b) under the Securities Act (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering described in the Registration Statement.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Certificate of Incorporation of the Company, certified as of a the date hereof by an officer of the Company;

(ii)	The form Restated Certificate of Incorporation of the Company, to be filed with the Delaware Secretary of State (the “New Certificate of Incorporation”);

(iii)	The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iv)	A Certificate of Good Standing with respect to the Company, issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing”); and

Harvest Capital Credit Corporation
May 1, 2013

(v)
The resolutions of the board of directors (the “Board”) of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered.  We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances.  Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

The opinions set forth below are limited to the effect of the Delaware General Corporation Law, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions.  Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares pursuant to the Registration Statement.  This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) prior to the issuance of the Shares, the New Certificate of Incorporation will have been filed with, and accepted for record by, the Delaware Secretary of State; (ii) the Board or a duly authorized committee thereof will approve the final terms and conditions of the issuance, offer and sale of the Shares, including those relating to price and amount of Shares to be issued, offered and sold, in accordance with the Resolutions; (iii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof; (iv) upon the issuance of any Shares pursuant to the Registration Statement, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the New Certificate of Incorporation; and (v) the Certificate of Good Standing remains accurate, the Resolutions remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and sale of the Shares, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

Harvest Capital Credit Corporation
May 1, 2013

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement or any registration statement filed by the Company under the Securities Act pursuant to Rule 462(b) thereunder as described in the first paragraph of this opinion letter.  We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP